Exhibit 99.1
Beazer Homes Reports Third Quarter Fiscal 2011 Results
ATLANTA, August 9, 2011 — Beazer Homes USA, Inc. (the “Company”) (NYSE: BZH) (www.beazer.com) today announced its financial results for the fiscal quarter ended June 30, 2011. Following are summary results for the quarter, which also reflect the Company’s decision to exit the Northwest Florida market and the inclusion of this market’s historical results in discontinued operations:
Quarter Ended June 30, 2011
•	Total new orders from continuing operations were: 1,215 homes, a 24% increase from the prior year, and a 4% increase from the prior quarter.

•	Total home closings from continuing operations were: 791 homes, a 49% decrease from the prior year, but a 40% increase from the second quarter.

•	Revenue from continuing operations for the quarter was $172.8 million, compared to $321.8 million in the prior year.

•	Including impairments and abandonments, homebuilding gross profit margin from continuing operations was 7.1%, compared to 11.3% in the prior year.
•	Excluding impairments and abandonments, homebuilding gross profit margin from continuing operations was 11.1%, compared to 12.9% in the prior year.

•	Excluding interest included in cost of sales as well as impairments and abandonments, homebuilding gross profit margin from continuing operations was similar to last year with 17.8% margins for the quarter ended June 30, 2011, compared to 18.0% in the prior year.
•	The Company recorded a loss from continuing operations of $55.8 million, or a loss of $0.75 per share, including $16.0 million of pre-tax charges, of which $6.9 million were non-cash inventory impairments. For the prior year, the Company reported a net loss from continuing operations of $23.4 million, or $0.34 per diluted share, which included non-cash pre-tax charges of $5.0 million for inventory impairments and a $9.0 million pre-tax loss related to debt extinguishment.

•	Net loss, including a net loss of $3.4 million from discontinued operations, was $59.1 million for the quarter. For the prior year, the net loss of $27.8 million included a net loss from discontinued operations of $4.4 million.
As of June 30, 2011
•	Total cash and cash equivalents: $559.0 million, including restricted cash of $284.3 million. The restricted cash included $36.7 million primarily related to the Company’s outstanding Letters of Credit, and $247.4 million related to the Company’s Cash Secured Term Loan.

•	Stockholders’ equity: $241.0 million not including $57.5 million of mandatory convertible subordinated notes, which automatically convert to common stock at maturity in January 2013.

•	Realizable net deferred tax assets after our Section 382 limitation are estimated between $330.6 million and $452.6 million.

•	Total Backlog: 1,848 homes with a sales value of $438 million compared to 1,175 homes with a sales value of $288 million as of June 30, 2010.

“I’m pleased with our sales efforts during the third quarter,” said Allan Merrill, President and Chief Executive Officer of Beazer Homes. “Our sales team was able to overcome significant headwinds in both the economy and the housing market to record substantially improved orders. Our emphasis on promoting the low cost of ownership of a new Beazer Home compared with both existing homes and other new homes was an important contributor to this effort.”
“Despite the litany of challenges confronting the economy and the housing market, the fundamentals continue to favor new home ownership with excellent affordability, low new home inventories, rising rental rates and unsustainably low levels of household formation.”
“Over the past several years, our team has demonstrated creativity and resiliency in repairing our balance sheet and improving our operations. With no significant debt maturities before mid-2015 and a flexible capital structure, we are now applying that same intensity to driving revenue growth as we work to return to sustainable profitability as soon as possible.”
Results for the Quarter Ended June 30, 2011
Net new home orders increased 23.7% compared to the same period of the prior year. The increase in net new home orders from continuing operations was driven by a 15.5% increase in gross new orders and a decrease in the cancellation rate to 24.3% as compared to 29.3% a year ago.
The number of homes closed decreased 49.2% and homebuilding revenues from continuing operations decreased 47.6% as compared to the third quarter of fiscal 2010. The reduction in closings compared to the prior year resulted from a lower backlog of homes at the beginning of the quarter, 1,396 homes at March 31, 2011 compared to 1,710 homes at March 31, 2010, as well as the absence of incentives similar to the First Time Homebuyers’ Tax Credit present last year.
The Company’s homebuilding gross profit margin, including interest but excluding impairments and abandonments, was 11.1% in the quarter, down year over year from 12.9% during the third quarter of fiscal 2010 on lower closing volumes. Excluding interest included in cost of sales, the Company’s homebuilding gross profit margin was 17.8% in the third quarter, compared to 18.0% in the prior year.
The Company’s ASP increased to $213,000 for the quarter ended June 30, 2011 from $206,300 in the prior year. Fluctuations in ASP are primarily driven by differences in the mix of homes closed during any given quarter.
The Company recorded non-cash pre-tax charges for inventory impairments and lot option abandonments of $6.9 million for the quarter compared to similar charges of $5.0 million in the prior year. The Company also incurred pre-tax charges totaling $9.1 million, primarily attributable to severance costs.
The Company controlled 29,800 lots at June 30, 2011 (84% owned and 16% controlled under options) a decrease of 2.7% from the level at June 30, 2010. During the quarter the Company spent $54.2 million on land and land development, compared to $57.2 million in the prior year. Year-to-date, spending on land and land development has totaled $177.9 million, compared to $131.0 million in the comparable period last year.
Conference Call
The Company will hold a conference call on August 9, 2011, at 10:00 am EDT to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by visiting the “Investor Relations” section of the Company’s website at www.beazer.com. In addition, the conference call will be available by telephone at 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the pass code “BZH”. A replay of the conference call will be available, until 5:00 PM ET on August 16, 2011, at 800-337-6871 (for international callers, dial 203-369-3256) with pass code “3740.”
Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading eSMART high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation; (iv) the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing; (v) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (vi) continued or increased downturn in the homebuilding industry; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xv) the cost and availability of insurance and surety bonds; (xvi) delays in land development or home construction resulting from adverse weather conditions; (xvii) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) estimates related to the potential recoverability of our deferred tax assets; (xx) effects of changes in accounting policies, standards, guidelines or principles; or (xxi) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Total revenue	$172,829	$321,848	$407,497	$722,407
Home construction and land sales expenses	152,124	280,058	358,413	619,521
Inventory impairments and option contract abandonments	6,870	4,973	25,331	23,303

Gross profit	13,835	36,817	23,753	79,583

Selling, general and administrative expenses	46,414	52,850	125,208	140,874
Depreciation and amortization	2,660	3,353	6,627	9,258

Operating loss	(35,239)	(19,386)	(108,082)	(70,549)
Equity in income (loss) of unconsolidated joint ventures	63	(10)	372	(8,819)
Gain (loss) on extinguishment of debt	95	(9,045)	(2,909)	43,901
Other expense, net	(17,085)	(16,373)	(46,616)	(53,939)

Loss from continuing operations before income taxes	(52,166)	(44,814)	(157,235)	(89,406)
Provision (benefit) from income taxes	3,589	(21,430)	570	(116,955)

(Loss) income from continuing operations	(55,755)	(23,384)	(157,805)	27,549
Loss from discontinued operations, net of tax	(3,365)	(4,432)	(3,878)	(2,068)

Net (loss) income	$(59,120)	$(27,816)	$(161,683)	$25,481

Weighted average number of shares:
Basic	73,982	68,310	73,930	55,079
Diluted	73,982	68,310	73,930	65,276

(Loss) earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.75)	$(0.34)	$(2.14)	$0.50
Basic loss per share from discontinued operations	$(0.05)	$(0.07)	$(0.05)	$(0.04)
Basic (loss) earnings per share	$(0.80)	$(0.41)	$(2.19)	$0.46

Diluted (loss) earnings per share from continuing operations	$(0.75)	$(0.34)	$(2.14)	$0.44
Diluted loss per share from discontinued operations	$(0.05)	$(0.07)	$(0.05)	$(0.03)
Diluted (loss) earnings per share	$(0.80)	$(0.41)	$(2.19)	$0.41

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest Data:
Capitalized interest in inventory, beginning of period	$47,624	$41,107	$36,884	$38,338
Interest Incurred	32,872	31,561	98,175	96,977
Capitalized interest impaired	(380)	(196)	(1,789)	(1,292)

Interest expense not qualified for capitalization and included as other expense	(17,707)	(17,381)	(55,688)	(57,478)
Capitalized interest amortized to house construction and land sales expenses	(11,179)	(16,444)	(26,352)	(37,898)

Capitalized interest in inventory, end of period	$51,230	$38,647	$51,230	$38,647

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	June 30,	September 30,
	2011	2010
ASSETS
Cash and cash equivalents	$274,645	$537,121
Restricted cash	284,324	39,200
Accounts receivable (net of allowance of $3,728 and $3,567, respectively)	32,185	32,647
Income tax receivable	2,835	7,684
Inventory
Owned inventory	1,290,786	1,153,703
Land not owned under option agreements	22,571	49,958

Total inventory	1,313,357	1,203,661
Investments in unconsolidated joint ventures	9,535	8,721
Deferred tax assets, net	7,964	7,779
Property, plant and equipment, net	29,239	23,995
Other assets	50,985	42,094

Total assets	$2,005,069	$1,902,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$69,221	$53,418
Other liabilities	191,515	210,170
Obligations related to land not owned under option agreements	14,360	30,666
Total debt (net of discounts of $24,208 and $23,617, respectively)	1,488,965	1,211,547

Total liabilities	1,764,061	1,505,801

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 180,000,000 shares authorized, 75,687,528 and 75,669,381 issued and outstanding, respectively)	76	76
Paid-in capital	624,202	618,612
Accumulated deficit	(383,270)	(221,587)

Total stockholders’ equity	241,008	397,101

Total liabilities and stockholders’ equity	$2,005,069	$1,902,902

Inventory Breakdown
Homes under construction	$328,067	$210,104
Development projects in progress	445,567	444,062
Land held for future development	384,658	382,889
Land held for sale	36,965	36,259
Capitalized interest	51,230	36,884
Model homes	44,299	43,505
Land not owned under option agreements	22,571	49,958

Total inventory	$1,313,357	$1,203,661

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SELECTED OPERATING DATA	2011	2010	2011	2010

Closings:
West region	273	613	670	1,378
East region	311	623	732	1,274
Southeast region	207	322	471	650

Continuing Operations	791	1,558	1,873	3,302
Discontinued Operations	23	85	73	154

Total closings	814	1,643	1,946	3,456

New orders, net of cancellations:
West region	447	354	1,038	1,353
East region	466	398	1,203	1,250
Southeast region	302	230	680	685

Continuing Operations	1,215	982	2,921	3,288
Discontinued Operations	31	55	77	150

Total new orders	1,246	1,037	2,998	3,438

Backlog units at end of period:
West region	637	406	637	406
East region	837	508	837	508
Southeast region	346	220	346	220

Continuing Operations	1,820	1,134	1,820	1,134
Discontinued Operations	28	41	28	41

Total backlog units	1,848	1,175	1,848	1,175

Dollar value of backlog at end of period (in millions)	$437.9	$288.2	$437.9	$288.2

Revenue (in thousands):
West region	$55,502	$117,764	$131,841	$284,327
East region	77,895	143,855	186,527	312,823
Southeast region	39,288	60,229	88,985	125,257
Pre-owned homes	144	—	144	—

Total revenue	$172,829	$321,848	$407,497	$722,407

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SUPPLEMENTAL FINANCIAL DATA	2011	2010	2011	2010

Revenues
Homebuilding operations	$168,444	$321,387	$398,887	$717,077
Land sales and other	4,385	461	8,610	5,330

Total revenues	$172,829	$321,848	$407,497	$722,407

Gross profit
Homebuilding operations	$11,877	$36,369	$20,127	$76,899
Land sales and other	1,958	448	3,626	2,684

Total gross profit	$13,835	$36,817	$23,753	$79,583

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended				Nine Months Ended
	June 30,				June 30,
	2011		2010		2011		2010
Homebuilding gross profit	$11,877	7.1%	$36,369	11.3%	$20,127	5.0%	$76,899	10.7%
Inventory impairments and lot option abandonments (I&A)	6,870		4,973		25,331		23,303

Homebuilding gross profit before I&A	18,747	11.1%	41,342	12.9%	45,458	11.4%	100,202	14.0%
Interest amortized to cost of sales	11,179		16,444		26,352		37,898

Homebuilding gross profit before I&A and interest amortized to cost of sales	$29,926	17.8%	$57,786	18.0%	$71,810	18.0%	$138,100	19.3%